Exhibit 10.2

COMMERCIAL LEASE

In consideration of the covenants herein contained, UEC Electronics, LLC , hereinafter called “Tenant” and Small Brothers, LLC, Landlord, or Agent for the Landlord, hereinafter called “Landlord”, agree as follows:

For the period of time beginning on November 1, 2011, and ending at midnight on October 31, 2014, Landlord hereby grants to Tenant the sole and exclusive right to lease the real property known as:

Lot N/A Block N/A Section N/A Subdivision N/A

Address 2261 Technical Pkwy Unit A

Tax Map # 475-03-00-008 City N. Charleston Zip 29415

County of Charleston, State of South Carolina.

THE ☐ LANDLORD ☐ TENANT IS LICENSED UNDER THE LAWS OF SOUTH CAROLINA AS A REAL ESTATE LICENSEE.

1.	RENT. Tenant shall pay to the Landlord, a Monthly Base Rental and Additional Rent as follows:
(a)
MONTHLY BASE RENTAL Tenant shall pay a Monthly Base Rental to Landlord for each month during the term of this lease or any renewal thereof, in advance on or before the10th day of each month during the term of this Agreement. The amount of the Monthly Base Rental for the first year of this Agreement shall be Seven Thousand Fifteen 67/100 Dollar ($7,015,67).

(b)	The rental for the first month of this lease shall be paid at the date of execution thereof. The Monthly Base Rental shall be increased as Follows:N/A

(c)	ADDITIONAL RENT. In addition to the Monthly Base Rental and any accumulative adjustments, Tenant shall pay Additional Rent as indicated herein below (check all that apply):
☐	1. PROPERTY TAXES (choose one):
☒  TAX INCREASE. Tenant shall pay annually a sum equal to any increase in real estate taxes (ad valorem, special assessments and any other government charges to include any solid waste disposal user fees) over those assessed for the year of 2011, on a pro rata basis. Presentation of copies of tax bills shall constitute sufficient evidence of additional rent due and shall be payable within fifteen (15) days after receipt thereof. Tenant shall be charged additional rent only for the portion of the calendar year during which this lease was in effect.

☒  NET LEASE. Tenant shall pay annually the real estate taxes (ad valorem, special assessments and any other government charges) upon presentation by the Landlord of tax bills on the property. These charges shall be payable by the Tenant within fifteen (15) days after receipt thereof. So long as Tenant shall not be in default, Tenant shall be responsible for the portion of the calendar year during which this lease was in effect.

☐   2.    PERCENTAGE OF GROSS SALES. Tenant shall pay annually a sum equal to N/A % of gross sales, as herein defined, in excess of ____________________________________ Dollars ($ N/A                                 ), In any lease year. Gross sales as used herein shall be the amount of the gross sales as indicated on the Tenant’s South Carolina Tax Report (Form ST-3). Tenant shall deliver to Landlord a certified copy of each

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Vanguard Development Group, LLC 180 Meeting Street Charleston, SC2940l	Phone: 843.720.2890	Fax: 843.720.2895	UEC Electronices

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monthly report within ten (10) days after report is due to the South Carolina Tax Commission. Lease year as used herein shall be the period of one year’s duration commencing on the effective day of the lease and each successive period of one full year commencing on the anniversary of said effective date. Tenant shall deliver to Landlord within days following the end of each lease year written statement signed and certified by Tenant to be a true and correct statement of the amount of gross sales during the proceeding lease year. Tenant shall at the same time pay the amount of Additional Rent due (if any) as a percentage of the excess over the amount herein stated.

☐  3.    COMMON AREA MAINTENANCE. Tenant shall pay on the first day of each month, in advance, a fee equal to the Tenant’s pro rata share of the cost of maintaining common areas. Tenant’s common area maintenance fee for the remaining portion of the calendar year in which this lease became effective shall be _____________________________________________________________ Dollars ($ N/A                __   ) per month. Said fee shall be adjusted at the end of each calendar year to reflect any increase in cost during said year. Common areas include all areas used in common with the other Tenants of the property of which the Premises is a part, for the convenience or welfare of all tenants’ customers collectively. Common area maintenance shall mean and include all amounts paid or incurred by Landlord for operating, managing and maintaining the Property, including the buildings, improvements and common area facilities of the Property. In a manner deemed by Landlord reasonable and appropriate and for the best interest of the Property, including, without limitation, all costs and expenses of 1) operating, repairing, lighting, cleaning, painting and securing the Property and the common areas of the Property, and water and sewer charges; 2) paying all personnel employed on a part time basis or full time basis in the operation, maintenance, or repair of the Property, including the common areas; 3) removing rubbish and debris from the Property; 4) repair and maintenance of walkway, landscaping, and lighting facilities, other than such costs and expenses of a capital nature; 5) management fees paid to the property management firm to manage the Property; 6) planting, replanting and replacing flowers, shrubbery, and planters and the supplies required therefore; 7) all utilities used in connection with the operation of the common area facilities; 8) seasonal decorations, including installation and removal thereof and electricity therefore; 9) leasing or renting equipment used in connection with the operation and maintenance of the common areas; 10) fountain maintenance and repairs, when applicable; 11) security, fire and crime prevention services; 12) utility charges for the common area-including without limitation, storm water, sewer and pollution control fees.

☐ 4. INSURANCE. Landlord shall keep the Premises adequately insured at a reasonable rate as indicated below (choose one):
☒  INSURANCE INCREASE. Tenant shall pay annually a sum equal to any increase in insurance premium for the year of 2011, on a pro rata basis. Presentation of copies of insurance bills shall constitute sufficient evidence of additional rent due and shall be payable within fifteen (15) days after receipt thereof. Tenant shall be charged additional rent only for the portion of the calendar year during which this lease was in effect.

☒  NET LEASE. Tenant shall pay annually the insurance premium upon presentation by the Landlord of bill on the property. These charges shall be payable by the Tenant within fifteen (15) days after receipt thereof, So long as Tenant shall not be in default, Tenant shall be responsible for the portion of the calendar year during which this lease was in effect.

☒  5.  PRORATION OF CHARGES. If the Premises described herein are less than the entire property, the increases in Monthly Base Rental adjustments, Additional Rent and all other charges required by this lease shall be determined by proration on the same ratio that the rentable floor area of the Premises bears to the rentable floor areas of the entire property. Landlord and Tenant hereby deem that the Premises contains approximately 33,831.00 square feet of rentable area of the entire property which is approximately 21,047.00 square feet, resulting in a percentage ratio factor of Sixty-Two Point Zero percent (62%).

☐  6.  ADDITIONAL CHARGES. Any charges due Landlord by Tenant, including but not limited to, damage to Premises, legal fees, cost of default remedies, and past due charges for utilities, insurance, cleaning, maintenance and repairs, etc. or for work done on the Premises by order of Tenant, shall be considered as Additional Rent due (in addition to all other rent payable) and shall be included in any lien

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for rent. In the event any documentary stamp tax, or tax levied on rental or leasing of the Premises is required, the cost shall be paid by tenant upon demand. The cost of the credit report on the Tenant which may be requested at the Landlord’s option shall be paid by the Tenant.

☒ 7. LATE RENT. If rent is not paid within 10 days after due date, the Tenant is subject to a one-time late fee of Ten Point Zero(10.000%) percent of all rents due at that time.

2.           SECURITY DEPOSIT. Upon execution of the lease by the Tenant, the Tenant shall pay to Landlord a Security Deposit in the amount of ($7,015.67) Seven Thousand Fifteen 67/100 Dollars. Any security deposit required by Landlord and paid by Tenant shall be retained as security (interest free) for the faithful performance by Tenant of all terms, covenants and conditions herein. Landlord may at any time apply said deposit or any part thereof against any default by Tenant of any of the terms, covenants and conditions of this lease. In such event, Tenant shall upon demand deposit with Landlord the amount so applied that Landlord shall have the full amount of the deposit on hand at all times during the terms of this lease. Upon the expiration of this lease the Tenant shall surrender possession of the Premises as required in paragraph 24 herein. Landlord is given permission to deduct from said security deposit the cost of any unusual cleaning or repairs to the property, upon vacating of Tenant. Security deposit is not a part of the rental and subsequently cannot be deducted from the rent of the last month of this tenancy. Security deposit or any remaining portion will be returned within 30 days after the termination of this Agreement or completion of the repairs necessitated by Tenant’s misuse of the Premises. In the event the security deposit is not sufficient to pay all charges due, Tenant shall pay said charges within three days after receiving written notice from the Landlord or Agent.

3.           TENANTS UTILITIES. Tenant shall pay all charges or bills for the utility and services used by the Tenant, EXCEPT: N/A

4.           USE OF PREMISES. Tenant agrees not to abandon or vacate the Premises and to use entire leased Property for Electrical Contracting and Manufacturing and for no other purposes without the express written consent of the Landlord. Pets, animals or birds may not be kept on the Premises without the landlord’s permission. These Premises may not be used for sleeping quarters or apartments, immoral conduct or any illegal activity.

5.           EXAMINATION OF PREMISES. Tenant has examined the Premises and is familiar with their present condition. Tenant, relying solely on said examination, agrees to accept Premises in their present “as is” condition, unless otherwise agreed to in writing by Tenant and Landlord.

6.            DELAY OF POSSESSION. If Landlord is unable to deliver possession of Premises on the effective date of this lease, by reason of the holding over of a prior Tenant or for any other reason, this lease shall not be affected or impaired in any way and landlord shall not be liable to Tenant for any loss or damage resulting therefrom. The effective date of this 1ease however, shall not begin until the delivery of possession. If Landlord, however, is unable to deliver possession of the Premises to Tenant by November 1, 2011, and if Tenant in fact shall not have accepted possession of the Premises, and if Tenant shall not be in default, Tenant shall have the right to cancel this lease upon written notice delivered to Landlord and upon such cancellation Landlord and Tenant shall each be released and discharged from all liability under this lease. In such case any deposit or prepaid rent shall be promptly returned to Tenant.

7.           TENANT’S PARKING. Parking of vehicles owned or operated by Tenant or Tenant’s employees is hereby limited, restricted or prohibited, as follows: The spaces in front of the building and on the aide of the building.

8.            LIABILITY INSURANCE. Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way restrict or invalidate any insurance coverage of the Premises. Tenant agrees to pay upon demand as

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additional rent any increase in premiums of insurance carried by the Landlord on the Premises resulting from the Tenant’s occupancy or improvements. Tenant shall keep in full force and effect, at Tenant’s expense, insurance for plate glass, personal property, trade fixtures, and property damages, as well as a public liability policy in which both Tenant and Landlord shall be named as the insured with the following minimum coverage:

Single Limit $ l,000,000.00Aggregate $ 2,000,000.00. A certificate of insurance showing the Landlord and Landlord’s Agent as an additional insured shall be provided to the landlord not later than the commencement date of this lease and prior to the expiration of such insurance policy during the term of this lease.

9.           MAINTENANCE AND REPAIRS. Landlord shall repair and maintain the foundation, roof, outer walls and structural members of the Premises. Tenant shall, at tenant’s sole expense make all other repairs necessary to maintain the Premises, both interior and exterior, ordinary and extraordinary including window glass, plate glass, storefronts, doors, windows, screens, awnings, locks, keys, weather stripping and thresholds, as well as all interior walls, floors, ceilings, and floor coverings. Tenant’s responsibility to maintain the Premises shall also include the servicing, repair and maintenance of plumbing, electrical, heating, ventilating and air conditioning systems, including all pipes, wiring, fixtures, filters, equipment, machinery, boilers, furnaces, compressors and appliances, and for the replacement of any of the aforementioned systems if their failure is due to Tenant’s neglect. Notwithstanding anything contained in this Lease to the contrary, during the term of this Lease, Landlord shall warrant the major components of the heating, ventilating, and air conditioning (HVAC) equipment servicing the Premises, to include the compressors, condensing units, and air handlers, which warranty shall be contingent upon Tenant maintaining the HVAC equipment and ductwork by entering into a contract with a reputable HVAC services company approved in writing by Landlord. Said contract shall include a minimum of monthly filter changes, routine testing for Freon leakage, cleaning, and other customary periodic maintenance. In the event a major component shall need replacement and Tenant is unable to provide written documentation to the Landlord of the required maintenance as set for in this paragraph, Tenant shall be responsible for the replacement of said component at Tenant’s sole cost and expense. Tenant shall also repair and be responsible for any caused by stoppage, breakage, leakage, overflow, discharge or freezing of plumbing pipes, soil lines, or fixtures. If any part of the Premises is damaged by the Tenant, or Tenant’s employees, agents or invitees, Tenant shall provide Landlord with immediate written notification of all damages to the property. After notification and approval of the Landlord, repairs shall be made promptly at Tenant’s expense so as to restore said Premises to its previous condition. If Tenant refuses or neglects to commence, necessary repairs within ten (10) days after written demand, or does not complete such repairs within a reasonable time thereafter, Landlord may make said repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s stock, business or fixtures by reason thereof and if Landlord makes such repairs, Tenant shall pay to Landlord, on demand, as Additional Rent, the cost thereof. Tenant’s failure to pay shall constitute a default of this lease. Repairs that are the Landlord’s responsibility shall be made within a reasonable time after written notice from the Tenant. Tenant’s failure to give or unreasonable delay in giving notice of needed repairs or defects shall make Tenant liable for any loss or damage resulting from delay of needed repairs.

10.           REGULATIONS AND SANITATION. Tenant shall keep the Premises clean, safe, sanitary, and in compliance with laws, ordinances and requirements of any legally constituted public authority. Tenant shall keep broom clean all areas in and around Premises that are not included in Common Area Maintenance, such as front sidewalks and area behind building. Cleaning includes removing of any trash or refuse deposited on the lease Premises or adjacent public area by Tenant, Tenant’s customers’, invitees, or agents. In the event of non-compliance by Tenant, Landlord shall have the right to have said areas cleaned, trash and refuse removed and charge the expense to Tenant as Additional Rent which shall be due and payable upon demand. Nonpayment of which shall constitute default of this Agreement. Tenant shall not allow loitering on Premises. Tenant shall employ if Landlord determines it is necessary, a reputable pest extermination company at regular intervals.

11.           ALTERATIONS. Tenant shall make no alterations, additions, improvements, or rewiring in or to the Premises without the written consent of Landlord. All additions, or improvements to the Premises including carpeting, tile, other floor covering, wall covering, ceiling tile, etc., made with or without Landlord’s written consent shall become part of the Premises, and the property of Landlord upon installation. Trade fixtures and office furniture shall be installed so as to be readily removable without injury to the Premises and any injury caused by said removal shall be repaired forthwith at Tenant’s expense. Said trade fixtures shall be removed from the Premises before the end of this lease or shall become part of the Premises and the property of Landlord. Tenant shall not install or maintain any equipment, partitions, furniture, etc. which the weight or operation thereof would tend to injure, or be detrimental to the Premises or would unreasonably annoy or disturb other Tenants.

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12.           ASSIGNMENT OR SUBLEASE. Tenant shall not, without written consent of Landlord, In each case, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this lease, or sublet the Premises or any part thereof or permit the Premises to be occupied by other persons. Such consent shall not be unreasonably withheld, conditioned, or delayed. If this lease be assigned, or if the Premises or any part thereof be sublet or occupied by any other person, firm, office or corporation with or without written permission of Landlord, it will not relieve. Tenant of any obligations under the terms of this lease, and if sublet, assigned or occupied without the Landlord’s permission, this lease may, at the option of the Landlord, be terminated by a seven day written notice. In the event Tenant shall sublease the Premises in accordance herewith for rentals in excess of those rentals payable hereunder, Tenant shall pay to Landlord monthly in advance as Additional Rent hereunder, one-half of all such excess rent. Any proposed assignee or sublessee that proposes to assume Tenant’s obligations hereunder shall execute a satisfactory assumption or sublease agreement before consent shall be given. Other provisions of this Paragraph to the contrary notwithstanding, Landlord shall have the right in its absolute and sole discretion to withhold consent to any sublease or assignment if Tenant shall be in default or breach of this Agreement or if the proposed assignee or sublessee or its business will cause Landlord to incur any costs of whatever kind or nature.

13.           SIGNS OR AWNINGS. Tenant shall place no signs, notices, pictures, or advertising matter upon the exterior of the lease Premises except with the written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with rules and regulations governing such signs. The Tenant shall be responsible to Landlord for any damages by installation, use, maintenance or removal of said signs. Any electrical service needed for signs shall be installed at the Tenant’s expense. Tenant shall, at Tenant’s expense, remove signs at the expiration of the Agreement.

14.           WAIVER OF RIGHTS. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon Tenant’s strict compliance with Tenant’s obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms of this Agreement at a future time. The rights and remedies created by this Agreement are cumulative and the use of one remedy shall not be taken to exclude the right to the use of another.

15.           RULES AND REGULATIONS. Landlord reserves the right at any time to make further rules and regulations as in Landlord’s judgment that may be necessary for the safety, care, appearance, and cleanliness of the Premises and the entire property, and the preservation of good order herein, and such other rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been contained herein at the time of execution hereof.

16.           RIGHT OF ENTRY. Landlord, without being liable for trespass or damages, shall have the right to enter Premises during reasonable hours, with reasonable prior notice, to examine same or to make repairs, additions, or alterations as Landlord may deem necessary for the safety, comfort, appearance, or preservation thereof or to exhibit said Premises. Entry shall also be allowed to post “FOR RENT” notice, during the 90 days before the expiration of this lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this Agreement. In accordance with this right, Tenant shall give Landlord a key to any and all locks, security systems and burglar alarms. Tenant shall not change or install new locks or security systems without the written consent of Landlord.

17.            LIENS. Tenant shall not create or allow to be created any liens for labor or materials against Landlord’s interest in the Premises. All persons contracting with the Tenant for the erection, installation, alteration, repair or demolition of any building or other improvements on the Premises, and ail material suppliers, contractors, mechanics, and laborers are hereby charged with notice that they must look to the tenant and to the Tenant’s interests, only in the Premises to secure the payment of any bill for work done or material furnished during the rental period created by this Agreement. In the event that liens are placed on record against the Premises by contractors, mechanics, laborers, material suppliers, etc., of Tenant it will constitute a default of this Agreement: The Tenant shall indemnify, hold harmless, and defend the Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of the Tenant. Such indemnity shall include, without limitation, all attorney’s fees and costs incurred by the Landlord due to the fifing of such mechanic’s lien or notice thereof. In the event that the Tenant, within twenty (20) days following the imposition of any such lien, shall not cause such lien to be released of record by payment or posting of a proper bond, in addition to all other remedies provided herein and by law, the Landlord shall have the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including bonding or payment of the claim giving rise to such lien. All such sums paid by the Landlord and all expenses incurred by it in connection therewith, including attorney’s fees and costs shall be payable to the Landlord by the Tenant on demand with interest at the rate of eighteen (18%) percent per annum.

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18.           DAMAGE OR DESTRUCTION OF PREMISES. If Premises are totally destroyed by fire or other casualty, this lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If Premises are damaged but not wholly destroyed by fire or other casualty, rental shall abate in such proportion as use of Premises has been lost to the Tenant. Landlord shall restore Premises to substantially the same condition as prior to damage as speedily as practicable, whereupon full rental shall commence. Insurance proceeds, if paid to Tenant, shall be assigned to Landlord to restore Premises and replace any covered contents owned by Landlord.

19.           DAMAGE TO PERSONAL PROPERTY. All personal property, merchandise, fixtures and equipment placed or moved into the Premises shall be at the risk of Tenant or the owners thereof and Landlord shall not be liable for any damages, loss or theft of said personal property, merchandise, fixtures, or equipment, from any cause whatsoever.

20.           CONDEMNATION. If the whole of the Premises, or such portion thereof as will make said Premises unusable for the purpose herein leased, be condemned by any legally constituted authority, this lease shall terminate on the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of that date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover from the public authority compensation for damage caused by condemnation. Neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority. In the event only such portion of the Premises is acquired by condemnation as will leave the remaining. Premises, after alteration and repairs, in condition suitable for use by Tenant, the monthly rental payments from the day of such acquisition to the end of the original or any extended term of this lease shall be reduced in proportion to the resulting loss of use of Premises by Tenant. In the event of such partial acquisition and reduction in rent, Landlord shall make promptly at Landlord’s expense, all necessary alterations and repairs that shall be required, to restore the Premises to a safe and usable condition.

21.           INDEMNITY AND LIABILITY. Tenant shall indemnify and save Landlord harmless from any and all claims, damages, costs and expenses, including reasonable attorney’s fees, arising from the management of the business conducted by Tenant on the Premises. Landlord shall not be liable, and Tenant waives all claims for damage to person or  property sustained by Tenant, its employees or agents, resulting from the condition of the Premises, or any equipment, or, such as may result from any accident in or about the Premises or which may result directly or indirectly from any act of neglect of any other Tenant of the property of which the Premises is a part.

22.           HOLDOVER. Tenant shall surrender to Landlord, at the end of the term of this lease or upon cancellation of this lease, said Premises broom clean and in as good condition as the Premises were at the beginning of the term of this lease, ordinary wear and tear and damage by fire and windstorm or other acts of God excepted, or Tenant will pay to Landlord all damages that Landlord may suffer because of Tenant’s failure to do so. Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of said Premises against Landlord because of delay in delivering possession of Premises, so far as such delay is occasioned by failure of Tenant to so surrender Premises. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Agreement, such holdover places the Tenant in default and the Monthly Base Rental shall be increased to one hundred fifty percent (150%) of the last month’s Monthly Base Rental unless given a month to month tenancy in writing from the Landlord.

23.           EFFECTIVE DATE OF LEASE. This Agreement shall become effective as a binding agreement only upon the execution and delivery thereof by both Landlord and Tenant. If this Agreement is signed by one party and submitted to the other party, then it shall constitute an offer to lease which is subject to revocation at any time prior to execution by the other party and delivery of a fully executed copy of the submitting party.

24.           NOTICES. Tenant hereby appoints as Tenant’s agent to receive service of all notices required under this Agreement as well as all dispossessory distraint notices, the person in charge of Premises or occupying said Premises, at the time notice is delivered. A copy of all notices under this Agreement shall also be sent via certified mail, return receipt requested, or via recognized overnight delivery company, to Tenant’s and Landlord’s last known address as follows (or to such other address as either party may specify by written notice):

Tenant Address: 5914 Howard Street, c/o Peter Shortsleeves, Hanahan, SC 29410

Landlord Address: 8620 Tyler Blvd. , c/o Bud Balsam, Mentor, OH 44060

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25.           BANKRUPTCY. If Tenant, shall be adjudicated bankrupt or as Insolvent or take the benefit of any Federal reorganization or make a general assignment or take the benefit of any insolvent law, or if a Trustee in bankruptcy or a receiver be appointed or elected for Tenant, under Federal or State law, this Agreement at the option of the Landlord shall expire and end seven (7) days after Landlord gives Tenant written notice, UNLESS, the Tenant’s Trustee immediately cures any default of Tenant hereunder and provides (in compliance with Federal and State laws) adequate assurance of future performance of Tenant’s obligations hereunder.

26.           BEYOND LANDLORD’S CONTROL. None of the acts, promises, covenants, or obligations on the part of the Tenant to be kept, performed or not performed as the case may be, nor the obligation of the Tenant to pay Monthly Base Rental. Additional Rent or other charges or payments shall be in anywise waived, excused or affected by reason of the Landlord being unable at any time during the term of this Agreement, to supply, or to delay in supplying heat, light, elevator service or any other service expressed or implied on the part of the Landlord to be supplied; or by reason of the Landlord being unable to make any alteration, repairs, or decorations, or to supply any equipment or fixtures, or any other promise, covenant, or obligations on the part of the Landlord to be performed, if the Landlord’s inability or delay is caused by circumstances or events beyond the Landlord’s control.

27.           KEYS. Landlord shall provide Tenant with one key per lock, and the Tenant is responsible for accounting for all keys provided or duplicated and shall return all keys of Premises to the Landlord upon termination or cancellation of this Agreement and/or Tenant vacating said Premises. Landlord shall have the right, if in the Landlord’s sole judgment it is necessary, to require the Tenant at Tenant’s expense to replace locks, and to supply Landlord with one key to the new locks. The Landlord shall retain a master key or pass key to the Premises, including all security locks and systems. Tenant shall not change or install new locks or security systems without written approval from Landlord.

28.           ESTOPPEL. Tenant shall from time to time, within ten days following written notice from Landlord, execute, acknowledge and deliver to the Landlord a written statement certifying that this Agreement is in full force and effect. This statement should also state whether or not the Landlord is in default in performance of any covenant or condition of this Agreement or other such reasonable terms required by the Landlord, purchaser, or lender for either. The failure of the Tenant to execute, acknowledge and deliver to the Landlord a statement in accordance with this covenant shall constitute an acknowledgment by the Tenant that this lease is unmodified and in full force and effect, and shall constitute a waiver of any defaults by the Landlord which may have existed prior to the date of such notice.

29.           PEACEFUL POSSESSION. Subject to the terms, covenants and conditions of this lease, the Tenant shall have, hold and enjoy possession of the Premises, subject to the rights of the holders of any mortgage which now covers said Premises or which may hereafter be placed on Premises by Landlord. Tenant’s rights are also subject to any underlying lease now or later covering the entire property of which the leased property is a part. Tenant shall execute any necessary lease subordination agreement at the Landlord’s request.

30.           DEFAULT. If Tenant fails to pay Monthly Base Rental including Additional Rent on or before the due dates as herein stated (TIME IS OF THE ESSENCE) this Agreement shall be in default. If Tenant fails to cure such default within five (5) days after written notice from Landlord; or if Tenant shall be in default in performing any of the terms, covenants and conditions of this Agreement, other than the provision requiring the payment of Monthly Base Rental and Additional  Rent, and fails to cure such default within thirty (30) days after the receipt of written notice of default from Landlord; or if Premises shall be abandoned or deserted for fifteen (15) days, or if this Agreement is assigned to any other person, firm, office or corporation, without the permission of Landlord as required in Paragraph 15 herein, this lease at the Landlord’s option shall expire and terminate seven (7) days after Landlord delivers written notice to Tenant of such condition or default and Tenant shall immediately quit and surrender said Premises to Landlord. In the event of any such default or breach of performance, the Landlord without any further notice or demand of any kind to the Tenant, may terminate this lease and re-enter and forthwith repossess the entire Premises and without being liable for trespass or damage shall re-let, lease or demise the Premises to another Tenant without any hindrance or prejudice to Landlord’s right to distrain for any past due rent, Additional Rent, and rent from the time of such default or termination until the Premises were leased or rented to another Tenant.

31.           ASSIGNMENT OF CHATTELS. Tenant hereby pledges and assigns to Landlord all the furniture, fixtures, goods, equipment and chattels of Tenant which shall or may be brought or put on said Premises as security for the payment of said rent, and tenant agrees that said lien may be enforced by distraint or foreclosure, at the election of Landlord. It is understood and agreed that any merchandise, fixtures, furniture, or equipment left in the Premises when Tenant vacates

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shall be deemed to have been abandoned by Tenant and by such abandonment, Tenant relinquishes any right or interest therein and Landlord is authorized to sell, dispose of or destroy same.

32.           ATTORNEY’S FEE. In the event Landlord successfully defends any action by the Tenant, or if it is necessary for Landlord to employ an attorney for the collection of rent or any other sum due hereunder, or to enforce any covenant of this lease, or the termination of this lease, or for the possession of the Premises or any part thereof the Tenant shall pay all costs, including reasonable attorney’s fees.

33.           AGENT. Tenant acknowledges that NAI Avant Charleston, LLC is the leasing/managing agent for the Landlord of the Premises. Tenant shall pay all rent payable under this lease to said agent. The right to collect said rentals shall be governed by the written agreement between Landlord and agent for the management of the Premises and shall terminate with the expiration of said management agreement or any renewal thereof.

34.           SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE: Tenant agrees that this Agreement shall be subject and subordinate to any mortgages, deeds of trust or any ground lease now or hereafter placed upon the Premises and to all modifications thereto, and to all present and future advances made with respect to any such mortgage or deed of trust; provided however, that such mortgagee or ground lessor agrees not to disturb Tenant in its possession of the Premises so long as Tenant shall not be in breach or default under any of the terms and conditions of this Agreement. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trust, and to the purchaser at a sale pursuant to the foreclosing thereof, and to the lessor in the event of a termination of any such ground lease.

35           DEFINITIONS. “Landlord” as used in this Agreement shall include the owner or owners of the property and/or the aforementioned managing agent as well as the Landlord’s heirs, representatives, assigns and successors in title to Premises. “Tenant” shall include Tenant, Tenant’s heirs arid representatives, and If this lease shall be assigned or sublet, shall include also Tenant assignees or subleases, as to Premises covered by such assignment or sublease. “Agent” shall include agent, agent’s successors, assigns, heirs and representatives. “Landlord,” “Tenant,” and “Agent,” including male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties. “Property” is defined as the land, lots, building improvements, and common areas as may be further defined herein, in which the Premises is included.

36.           ENVIRONMENTAL MATTERS. Tenant represents, warrants and covenants to Landlord throughout the Term of this Agreement as follows that Tenant is and agrees to remain in compliance with all applicable federal, state and local laws relating to protection of the public health, welfare, and the environment (“Environmental Law”) with respect to Tenant’s use and occupancy of the Premises. Tenant agrees to cause all of its employees, agents, contractors, sublessees, assignees, and any other persons occupying or present on the Premises (“Occupants”) to comply with all Environmental Laws applicable to their activities in and around the Premises.

37.           AMERICANS WITH DISABILITIES ACT. Any other provision of this Agreement notwithstanding, the parties hereby agree that the Premises may be subject to the terms and conditions of the Americans with Disabilities Act of 1990 (hereinafter the “ADA”). The parties further agree and acknowledge that it shall be the sole responsibility of Tenant to comply with any and all provisions of the ADA, as such compliance may be required to operate the Premises. Tenant further agrees to indemnify, depend and hold Landlord harmless against any claims, which may arise out of Tenant’s failure to comply with the ADA. Such indemnification shall include, but not necessarily be limited to reasonable attorney’s fees, court costs and judgments as a result of said claims. Within ten (10) days after receipt, Tenant shall advise the Landlord in writing and provide with copies of (as applicable), any notices alleging violation of the Americans with. Disabilities Act of 1990 (“ADA”) relating to any portion of the Property of the Premises, any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises.

38.           SPECIAL STIPULATIONS. Insofar as the following stipulations conflict with any of the provisions herein, the following stipulations shall control (use addendum if necessary): See Addendum A.

39.           SOUTH CAROLINA LAW TO GOVERN. Tenant and Landlord agree that South Carolina law will govern the interpretation and enforcement of this Agreement.

TENANT,	TENANT, AND	LANDLORD HAVE READ THIS PAGE.

Form 400	PAGE 8 OF 10
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40.           ENTIRE AGREEMENT. This lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by a dated written agreement signed by both Landlord and Tenant. No surrender of the Premises or of the remainder of the term of this lease shall be valid unless accepted by Landlord in writing. TIME IS OF THE ESSENCE WITH REGARD TO ALL TERMS AND CONDITIONS IN THIS AGREEMENT.

41.           FACSIMILE. The parties agree that the offer, any counteroffer and/or acceptance of any offer or counteroffer may be communicated by use of a fax and the signatures, initials, and handwritten or typewritten modifications to any of the foregoing shall be deemed to be valid and binding upon the parties as if the original signatures, initials and handwritten or typewritten modifications were present on the documents in the handwriting of each party.

42.           MEGAN’S LAW. The Tenant and Landlord agree that the Property Manager or Real Estate Broker representing Tenant or Landlord and all affiliated agents are not responsible for obtaining or disclosing any information contained in the South Carolina Sex Offender Registry. The Tenant and Landlord agree that no course of action may be brought against the Property Manager or Real Estate Broker representing Tenant or Landlord and all affiliated agents for failure to obtain or disclose any information contained in the South Carolina Sex Offender Registry. The Tenant agrees that the Tenant has the sole responsibility to obtain any such information. The Tenant understands that Sex Offender Registry information may be obtained from the local sheriff’s department or other appropriate law enforcement officials.

43.           NON-RELIANCE CLAUSE. Both Tenant and Landlord hereby acknowledge that they have not received or relied nor could have relied upon any statements or representations or promises or agreements or inducements by either Broker or their agents which are not expressly stipulated herein. If not contained herein, such statements, representations, promises, or agreements shall be of no force or effect. This general non-reliance clause shall not prevent recovery in tort for fraud or negligent misrepresentation or intentional misrepresentation unless specific non-reliance language is included in this agreement. This is a non-reliance clause and is neither a merger clause nor an extension of a merger clause. The parties execute this agreement freely and voluntarily without reliance upon any statements or representations by parties or agents except as set forth herein. Parties have fully read and understand this Agreement and the meaning of its provisions. Parties are legally competent to enter into this agreement and to fully accept responsibility. Parties have been advised to consult with counsel before entering into this agreement and have had the opportunity to do so.

THE UNDERSIGNED HEREBY WARRANT THAT THEY OWN THE PROPERTY AND/OR HAVE THE AUTHORITY TO EXECUTE THIS AGREEMENT. THIS IS A LEGALLY BINDING AGREEMENT. OWNER SHALL SEEK FURTHER ASSISTANCE IF THE CONTENTS ARE NOT UNDERSTOOD. OWNER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT. OWNER AGREES TO RECEIVE COMMUNICATIONS FROM BROKER AT THE EMAIL ADDRESS, PHONE AND FAX NUMBER LISTED BELOW.

Form 400	PAGE 9 OF 10
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GUARANTEE
As an inducement and, thus, a further consideration for the Landlord entering into this Agreement with the Tenant, the undersigned (jointly and severally, if more than one) hereby guarantees full performance by the Tenant and its heirs, successors, or assigns of all of the terms and conditions of the Agreement. The Landlord is not required to provide the Guarantor(s) with any notice provided for in the Agreement. In addition, this Guarantee is not waived by any delay that the Landlord has permitted the Tenant in satisfying its obligations under the Agreement. This Guarantee runs to the Guarantor’s heirs, successors, and assigns and ensures to the benefit of the Landlord and its successors, and assigns. The Landlord and Tenant may agree to a modification of the Agreement without the approval of the Guarantor(s), provided that the obligation of the Guarantor(s) is not increased beyond the financial conditions contained in the Lease. This is a guarantee of payment and performance and not merely of collection of any term or condition of the Agreement that requires the Tenant to pay the Landlord any sum of money.

The foregoing form is available for use by the entire real estate industry. The use of the form is not intended to identify the user as a REALTOR®. REALTOR® is the registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics. Expressly prohibited is the duplication or reproduction of such form or the use of the name “South Carolina Association of REALTORS®” in connection with any written form without the prior written consent of the South Carolina Association of REALTORS®. The foregoing form may not be edited, revised, or changed without the prior written consent of the South Carolina Association of REALTORS®.

© 2008 South Carolina Association of REALTORS®. 1/08

Form 400	PAGE 10 OF 10
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EXHIBIT
A
NOT TO SCALE
REMOVE EXISTING WALL
YARD STORAGE
40' X 40'
TRENCH GRATE TOP EL. 21.00
NEW 18' DOOR
24'
24'
NEW DOCK DOOR
EXISTING DOCK DOOR
EXTEND RAMP TO 18'

Addendum “A”

To the Lease Agreement for the office and warehouse portion of 2261 Technical Parkway Unit A, North Charleston, SC 29415 and further illustrated as the cross hatched portion on the attached Exhibit  “A”, and Between UEC Electronics, LLC, the Tenant and Small Brothers, LLC as the Landlord. Where in conflict with the other printed matter of the Lease Agreement, the following shall control;

The Tenant at their expense shall do the following work to the premises in a workmanlike manner. All work shall be approved by the landlord prior to commencement of the work.
1)	Install an industrial electrical service in the warehouse area, complete with extended wiring, receptacles, and lighting (as required and at UEC’s discretion).
2)	Install a commercial ventilation system in the warehouse (as required and at UEC’s discretion).
3)	Renovate the office spaces to include new flooring, painting, lighting, and moving of some interior walls (as required and at UEC’s discretion).
4)	Repair perimeter fencing and have the surrounding area cleaned up of all weeds, brush, debris, etc. (as required and at UEC’s discretion).

The Tenant shall provide the Landlord with copies of two appraisals that were recently completed on the property within 14 days of occupancy.

The Tenant shall have one (1) three year extension with the rental rate increasing 2.5% annually during the extension period.

The Tenant shall monthly rental payments to:	Small Brothers, LLC
c/o Bud Balsom
8620 Tyler Blvd.
Mentor, OH 44060

The Tenant acknowledges that the premises is currently occupied by Goodwill Industries. The landlord shall have five (5) working days from the execution of the lease agreement, to execute a document that secures that Goodwill will vacate prior to November 1, 2011. This agreement will be contingent upon the execution of this document.

The Landlord at its expense will replace the two air conditioning compressors and insure that the system is in good working order.

Landlord and Tenant acknowledge that Thomas Boulware and Dexter Rumsey of NAI Avant, LLC are the only agents involved in this transaction. Landlord will compensate the agents per a separate agreement.